Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of NewPage Corporation of our report dated July 19, 2007 except for the effect of the restatement described in Note 2 as to which date is December 1, 2007 relating to the financial statements of Stora Enso North America, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

April 15, 2008